Exhibit 99.16

POWER OF ATTORNEY

We, the undersigned trustees and officers of the Lincoln Variable Insurance Products Trust (“Trust”),  hereby severally constitute and appoint Kevin J. Adamson and Cynthia A. Rose as our true and lawful attorneys-in-fact, with full power in each of them to sign for us, in our names and in the capacities indicated below, to make, execute and sign any and all amendments to the Trust’s Registration Statements on Form N-14 under the Securities Act of 1933 and the Investment Company Act of 1940, and to file with the Securities and Exchange Commission, and any other regulatory authority having jurisdiction over the offer and sale of shares of the Trust, any such amendment, and any and all supplements thereto or to any prospectus or statement of additional information forming a part thereof, and any and all exhibits and other documents requisite in connection therewith, granting unto said attorneys, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises as fully to all intents and purposes as the Trust and the undersigned officers and trustees itself/themselves might or could do, and  we hereby ratify and confirm our signatures as they may be signed by any of our attorneys-in-fact to any such Registration Statement or amendment thereof.  The Power of Attorney was signed by us to be effective December 8, 2006.

Signature	Title

/s/ Kelly D. Clevenger	Chairman of the Board,
Kelly D. Clevenger	President and Trustee
(Chief Executive Officer)

/s/ William P. Flory, Jr.	Chief Accounting Officer
William P. Flory, Jr.	(Chief Financial Officer)

Trustee
Nancy L. Frisby

/s/ Gary D. Lemon	Trustee
Gary D. Lemon

/s/ Kenneth G. Stella	Trustee
Kenneth G. Stella

/s/ David H. Windley	Trustee
David H. Windley